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September 15, 2003

Weichert Enterprise LLC
1625 State Route 10
Morris Plains, New Jersey 07950
Attn: Gerald C. Crotty, President

DL Holdings I, LLC
c/o Reservoir Capital
650 Madison Avenue
New York, New York 10022
Attn: Marc A. Schwartz, Vice President

Re:	Eos International, Inc./Weichert Enterprise LLC/ DL Holdings I, LLC

        Reference is made to the Agreement by and among Eos International, Inc. (“Eos”), Weichert Enterprise LLC (“Weichert”), and DL Holdings I, LLC (“DL Holdings,” and together with Weichert, the “Former Bridge Lenders”), dated as of January 14, 2003 (the “Agreement”), pursuant to which (i) the Former Bridge Lenders exchanged certain Eos notes payable and warrants to purchase shares of Eos common stock held by the Former Bridge Lenders for cash, shares of Eos Series D Preferred Stock (“Series D Preferred Stock”), and new warrants to purchase shares of Eos common stock, and (ii) Eos segregated $1.2 million (the “Redemption Account Funds”) into an account selected with the approval of the Former Bridge Lenders, to be used solely for purposes specified in the Agreement as “Qualified Expenses” (“Qualified Expenses”).

        Section 3 of the Agreement provides that the Redemption Account Funds may only be used for paying Qualified Expenses or redeeming outstanding shares of Series D Preferred Stock, and that Qualified Expenses include, in addition to the other uses specified in Section 3, any expenditures upon which the parties mutually agree.

        Eos and each of the Former Bridge Lenders hereby agree that the expenditures set forth on Schedule A attached hereto (“Schedule A”) constitute Qualified Expenses and that Eos may use $225,000.00 of the Redemption Account Funds for the expenditures set forth on Schedule A.

        By countersigning this agreement where indicated below and returning it to Eos, each of the Former Bridge Lenders agrees to, and accepts, the terms of this agreement.

Please indicate your confirmation of the foregoing by signing where indicated below and promptly returning this letter to Eos.
Sincerely, EOS INTERNATIONAL, INC. By: PETER A. LUND —————————————— Name: Peter A. Lund Title: Chairman

AGREED UPON AND ACCEPTED BY: WEICHERT ENTERPRISE LLC By: GERALD C. CROTTY —————————————— Name: Gerald C. Crotty Title: President

DL HOLDINGS I, LLC By: MARC A. SCHWARTZ —————————————— Name: Marc A. Schwartz Title: Authorized Signatory

Schedule A 2003 Update (8/31/03) Use of Proceeds Through October 31, 2003 (Eos Only) (Thousands of Dollars)

	8/14/03	8/14 to 8/31/03 Activity	Carryover August		September	October		Total Carryover Aug.- Oct. 2003

Remaining Operating Funds
Eos Chase Operating	62	-2	60
USB Paine Webber	27	0	27

Total Operating Accounts	89	-2	87
Redemption Account	988	-32	956

Total Accounts	1,077	-34	1,043

Operating Expenses Payment Schedule

From Operating Accounts
Beginning Balance		89	87		73	44
New York Staff Incl. Fringe		6	0		12	12		24
New York Office Rent		20	0		10	10		20
Other (Cobra Reimburse.)		-2	0		-1	-1		-2
Travel			0		2	5		7
Regal Mgmt. Fee						-88		-88
Other		4	14	**	6	7		27
Transfer from Restricted Account		-33						0
Other Transfer to Payroll Account		7						0

Total Net Payments		2	14		29	-55		-12

Ending Balance		87	73		44	99

From Redemption Account
Beginning Balance		988	956		843	726
Accounting Staff Incl. Fringe		19	0		19	19		38
CEO						27	*	27
CFO						19	*	19
Recruiting Fees								0
Interest Income		-1						0
Investment Banking Expenses		14	0					0

Total Approved		32	0		19	65		84
Legal Fees (Pitney)			81		73	38		192
Legal Fees (Other)						7		7
Accounting Fees (BDO)			32		20			52
Accounting Fees (Other)					5			5
Printing (Reg. Stmt.)						20		20

Total Other		0	113		98	65		276

Total Net Payments		32	113		117	130		360

Ending Balance		956	843		726	596

Total Payments All Accounts		34	127		146	75		348

Ending Balance All Accounts		1,043	916		770	695

* Not Committed at This Time ** Greenbridge Payable